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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ChemFirst Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18691, 333-18693, 333-35221 and 333-69965) of our report dated February 19, 1999 relating to the consolidated balance sheets of ChemFirst Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of ChemFirst Inc.

                                                /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KPMG Peat Marwick LLP

Jackson, Mississippi
March 25, 1999